FORM OF SUBSCRIPTION LETTER

                               Robert D. Vincent
                                  120 Fort St.
                           East Providence, RI 02903


Board of Directors of
Questar Funds, Inc.
The Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, New York 11788

Gentlemen:

     I hereby subscribe for 5,000 shares of the Common Stock, $.001 par value per share, of Imperial BankFund, a series of Questar Funds, Inc. (The "Fund"), a Maryland corporation (the "Company") in shares of the Common Stock of the Fund, at $10.00 per share for an aggregate purchase price of $50,000.00. My payment in full is confirmed.

     I hereby represent and agree that I am purchasing shares of stock for investment purposes, for my own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention of distributing or selling such shares. I also acknowledge that I have received a prospectus. I will read it carefully before I invest or send any money.


                                                      Very truly yours,




                                                       By: /s/ ROBERT D. VINCENT
                                                           ---------------------
                                                           Robert D. Vincent


Confirmed and Accepted:

QUESTAR FUNDS, INC.


By: /s/ MICHAEL MIOLA
    --------------------
     Michael Miola

                          FORM OF SUBSCRIPTION LETTER

                                Kirke B. Everson
                       Everson Family Limited Partnership
                               223 Allens Avenue
                              Providence, RI 02903



Gentlemen:

     I hereby subscribe for 5,000 shares of the Common Stock, $.001 par value per share, of Imperial BankFund, a series of Questar Funds, Inc. (The "Fund"), a Maryland corporation (the "Company") in shares of the Common Stock of the Fund, at $10.00 per share for an aggregate purchase price of $50,000.00. My payment in full is confirmed.

     I hereby represent and agree that I am purchasing shares of stock for investment purposes, for my own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention of distributing or selling such shares. I also acknowledge that I have received a prospectus. I will read it carefully before I invest or send any money.


                                                      Very truly yours,




                                                       By: /s/ KIRKE B. EVERSON
                                                           ---------------------
                                                           Kirke B. Everson


Confirmed and Accepted:

QUESTAR FUNDS, INC.


By: /s/ MICHAEL MIOLA
    --------------------
     Michael Miola